UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 13, 2009, Kite Group Realty Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 25,000,000 of its common shares of beneficial interest, par value $.01 per share.  The closing of this offering is expected to occur on or about May 18, 2009.  Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,750,000 common shares of the Company to cover overallotments.  The Company estimates that the net proceeds from this offering, before offering expenses, will be approximately $76.6 million or approximately $88.1 million if the Underwriters’ overallotment option is exercised in full.  The Company intends to use the net proceeds from this offering to repay borrowings under its unsecured revolving credit facility, to repay other indebtedness and for working capital and other general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company.  Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Raymond James & Associates, Inc. and BMO Capital Markets Corp., six of the Underwriters, are currently lenders and/or agents under the Company’s unsecured revolving credit facility and may therefore receive a portion of the net proceeds from this offering through the partial repayment of indebtedness under the credit facility.

Item 9.01               Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2009, by and among the Company, Kite Realty Group, L.P. and the underwriters named therein

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 15, 2009	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2009, by and among the Company, Kite Realty Group, L.P. and the underwriters named therein

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the common shares

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and 8.1)